Exhibit 99.1

Codexis Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Q4 revenue of $38.9 million, total revenue of $70.4 million for the fiscal year ended December 31, 2025

Ended year with $78.2 million in cash, cash equivalents and short-term investments, runway through 2027

Completed $37.8 million Technology Transfer Agreement with Merck

REDWOOD CITY, Calif., March 11, 2026 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable manufacturing of complex therapeutics, today announced financial results for the fourth quarter and year ended December 31, 2025, and provided a business update.

“Throughout 2025, we made significant strides in demonstrating the importance of our ECO Synthesis® Manufacturing Platform to customers in the RNAi industry. We’ve secured multiple contracts with leading pharma, high growth biotech, and top tier CDMOs, underscoring the commercial potential of our platform,” said Alison Moore, PhD, President and Chief Executive Officer at Codexis. “We achieved many technological advancements this year, including producing a 10 g siRNA batch utilizing our fully enzymatic synthesis process, as well as a 3 kg siRNA batch from one of our customers utilizing our ligase product. As we look to the year ahead, we are focused on demonstrating the value of our technology to our customers through expanded partnerships, and continuing our history of innovation in oligonucleotide manufacturing.”

Recent Business Highlights

•

Engaging with over 40 companies on 55 potential opportunities, including existing and new customers. Our conversations throughout 2025 have evolved from feasibility testing to discussions around contracts with broader scope activities that support customer assets that are moving into preclinical and IND-enabling studies.

•	Signed a lease on our GMP facility, which, once operational, will be capable of kilogram scale manufacturing utilizing our ECO Synthesis platform.

•	Signed an agreement with Axolabs, our third CDMO partnership, to evaluate our ECO Synthesis technology for integration into their manufacturing site.

•

Unveiled groundbreaking work on stereoisomer control at TIDES US, which showed that ECO Synthesis can deliver defined stereochemistry in oligonucleotide products, potentially benefiting therapeutic potency.

•	Received ISO 9001 certification of our in-house manufacturing suite and successfully completed a pharmaceutical partner audit in support of future commercial contracts.

•	Preparing to support commercial launch of 2 (two) pharma biocatalysis products following successful phase 3 data.

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Upcoming Milestones

•	Advance our partnerships with drug innovators toward clinical stage manufacturing agreements.

•	Expand our relationships with our CDMO partners, commencing a strategic partnership with a goal of at least one by the end of 2026.

•	Seeking to sign a licensing deal with a major pharmaceutical company in the second half of 2026.

•	We anticipate hosting presentations at the 2026 TIDES USA annual meeting, where we plan to present data on specific stereoisomer configurations uniquely delivered via enzymatic synthesis.

•	Continue our engagement with FDA Emerging Technologies team to discuss ECO synthesis-derived siRNA product quality, stereoisomer control, and product comparability.

•	We expect to begin retrofit construction on our GMP facility in the second half of 2026 with the facility in full production capability by the end of 2027.

Fiscal Year 2025 Financial Highlights

•

Total revenues increased by 19% to $70.4 million for fiscal year 2025 compared to $59.3 million for fiscal year 2024. The increase was primarily due to the Merck Technology Transfer Agreement executed in the fourth quarter of 2025, higher revenue from legacy and existing agreements, partially offset by variability in customers’ manufacturing schedules and clinical trial progression.

•

Product gross margin was 64% for fiscal year 2025 compared to 56% for fiscal year 2024. The increase in gross margin was largely due to a shift in sales toward more profitable products, and declines in less profitable, legacy products.

•

Research & Development expenses for fiscal year 2025 were $52.3 million compared to $46.3 million for fiscal year 2024. The increase was primarily driven by an increase in employee-related costs, higher lab supplies expense, higher allocable costs, partially offset by a decrease in outside services related to manufacturing and regulatory expense.

•

Selling, General & Administrative expenses for fiscal year 2025 were $47.1 million compared to $55.1 million for fiscal year 2024. The decrease was primarily due to lower stock-based compensation expenses, lower legal expenses and reduced use of outside services.

•	Fiscal 2025 expenses also included one-time restructuring charges of $3.4 million related to the reduction in force announced in November 2025.

•	The net loss for fiscal year 2025 was $44.0 million, or $0.50 per share, compared to a net loss of $65.3 million, or $0.89 per share, for fiscal year 2024.

•	As of December 31, 2025, the Company had $78.2 million in cash, cash equivalents and short-term investments.

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Fourth Quarter 2025 Financial Highlights

•

Total revenues increased by 81% to $38.9 million for the fourth quarter of 2025 compared to $21.5 million in the fourth quarter of 2024. The increase was primarily due to the Merck Technology Transfer Agreement executed in the fourth quarter of 2025, partially offset by variability in customers’ manufacturing schedules and clinical trial progression.

•

Product gross margin was 65% for the fourth quarter of 2025 compared to 63% in the fourth quarter of 2024. The increase in gross margin was largely due to a shift in sales toward more profitable products, and declines in less profitable, legacy products.

•

Research & Development expenses for the fourth quarter of 2025 were $11.7 million compared to $12.1 million in the fourth quarter of 2024. The decrease was primarily driven by lower employee-related costs and lower stock-based compensation expenses.

•

Selling, General & Administrative expenses for the fourth quarter of 2025 were $11.2 million compared to $13.0 million in the fourth quarter of 2024. The decrease was primarily due to lower employee-related costs and reduced use of outside services.

•	Fourth quarter 2025 expenses also included one-time restructuring charges of $3.4 million related to the reduction in force announced in November 2025.

•	The net income for the fourth quarter of 2025 was $9.6 million, or $0.11 per share, compared to a net loss of $10.4 million, or $0.13 per share, for the fourth quarter of 2024.

2026 Financial Guidance

We are introducing financial guidance for 2026, as follows:

•	Total revenues are expected to be in the range of $72 million to $76 million.

•	We expect our existing cash, cash equivalents and short-term investments will be sufficient to fund our planned operations through the end of 2027.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for at least 90 days, beginning approximately two hours after the completion of the call.

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About Codexis

Codexis is a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis® manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management. These forward-looking statements include, but are not limited to, statements regarding anticipated milestones, including product launches, technical milestones, data releases and public announcements related thereto; Codexis’ ability to extend its cash runway through 2027; the market potential of Codexis’ ECO Synthesis and ligase businesses; Codexis’ 2026 revenue guidance; the timing and completion of the retrofit construction of Codexis’ GMP facility; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements; Codexis’ ability to expand relationships with CDMO partners and commence strategic partnerships; Codexis’ ability to sign a licensing deal with a major pharmaceutical company; Codexis’ plans to support commercial launch of pharma biocatalysis products; and Codexis’ plan to make presentations at the 2026 TIDES USA Annual Meeting. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators and the risk that collaborators may terminate their development programs under their respective license agreements with Codexis; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to successfully develop and commercialize new technology and products for its target markets, including its ECO Synthesis® manufacturing platform and dsRNA ligase; the risk that competitors and potential competitors who have greater resources and experience than Codexis may develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements and to establish strategic partnerships with CDMOs; the timing, cost and successful completion of the retrofit construction of Codexis’ GMP facility and the risk that the facility may not achieve operational readiness on the anticipated timeline; the risk that the FDA or other regulatory authorities may not accept enzymatically synthesized oligonucleotides or that the regulatory pathway for ECO Synthesis-derived products may be longer or more uncertain than anticipated; Codexis’ potential need for additional capital in the future in order to expand its business; Codexis’ ability to comply with debt covenants under its loan facility; Codexis’ ability to accurately forecast financial and operational performance; the impact of market, political and economic conditions on Codexis’ business, financial condition and share price; and the impact of international trade policies, including tariffs, sanctions and trade barriers, on Codexis’ business. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and

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Exchange Commission (SEC) on March 11, 2026, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the year and quarter ended December 31, 2025, are not necessarily indicative of our operating results for any future periods.

For More Information

Investor Contact

Georgia Erbez

(650) 421-8100

ir@codexis.com

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Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Product revenue	$5,782	$9,818	$26,028	$36,786
Research and development revenue	33,133	11,642	44,359	22,559

Total revenues	38,915	21,460	70,387	59,345

Costs and operating expenses:
Cost of product revenue	2,043	3,654	9,338	16,288
Research and development	11,722	12,099	52,307	46,263
Selling, general and administrative	11,185	13,049	47,074	55,148
Restructuring charges	3,407	—	3,407	—
Asset impairment and other charges	—	—	—	165

Total costs and operating expenses	28,357	28,802	112,126	117,864

Income (loss) from operations	10,558	(7,342)	(41,739)	(58,519)
Interest income	656	940	2,625	3,670
Interest and other expense, net	(1,595)	(3,970)	(4,813)	(10,393)

Income (loss) before income taxes	9,619	(10,372)	(43,927)	(65,242)
Provision for income taxes	18	4	47	34

Net income (loss)	$9,601	$(10,376)	$(43,974)	$(65,276)

Net income (loss) per share, basic and diluted	$0.11	$(0.13)	$(0.50)	$(0.89)
Weighted average common stock shares used in computing net income (loss) per share, basic	90,396	81,300	87,142	73,408
Weighted average common stock shares used in computing net income (loss) per share, diluted	90,906	81,300	87,142	73,408

Codexis, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$9,601	$(10,376)	$(43,974)	$(65,276)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale short-term investments, net of tax	(5)	(74)	(44)	52

Comprehensive income (loss)	$9,596	$(10,450)	$(44,018)	$(65,224)

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$50,793	$19,264
Restricted cash, current	478	503
Short-term investments	27,416	54,194
Financial assets:
Accounts receivable	8,757	11,920
Contract assets	492	4,375
Unbilled receivables	1,480	2,751

Total financial assets	10,729	19,046
Less: allowances	(43)	(162)

Total financial assets, net	10,686	18,884
Inventories	1,817	1,799
Prepaid expenses and other current assets	5,626	4,128

Total current assets	96,816	98,772
Restricted cash	1,612	1,062
Investment in non-marketable equity securities	2,498	2,798
Right-of-use assets - Operating leases, net	30,501	28,700
Property and equipment, net	13,024	14,197
Goodwill	2,463	2,463
Other non-current assets	883	1,019

Total assets	$147,797	$149,011

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,554	2,838
Accrued compensation	11,042	11,410
Other accrued liabilities	2,768	6,223
Current portion of lease obligations - Operating leases	2,944	2,827
Deferred revenue	7,009	350

Total current liabilities	25,317	23,648
Deferred revenue, net of current portion	360	100
Long-term lease obligations - Operating leases	30,159	28,163
Long-term debt	40,105	28,905
Other long-term liabilities	1,327	1,268

Total liabilities	97,268	82,084
Stockholders’ equity:
Common stock	9	8
Additional paid-in capital	657,292	629,673
Accumulated other comprehensive income	8	52
Accumulated deficit	(606,780)	(562,806)

Total stockholders’ equity	50,529	66,927

Total liabilities and stockholders’ equity	$147,797	$149,011

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